                                                                   EXHIBIT 10.8

                      AMENDED AND RESTATED CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT, dated as of July 28, 2000 is by and between PLACER CAPITAL CO., a California corporation ("PCC"), CALIFORNIA COMMUNITY BANCSHARES, INC., a Delaware corporation )("CCB" and together with PCC, collectively, the "Borrowers"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    RECITALS:

                  A. PCC and the Bank have heretofore entered into a Credit Agreement dated as of August 10, 1999, which was amended by First Amendment to Credit Agreement dated as of November 8, 1999 (as so amended, the "Existing Credit Agreement").

                  B. PCC's obligations under the Existing Credit Agreement are further evidenced by a Revolving Note of PCC in favor of the Bank in the maximum principal amount of $3,000,000 and dated August 10, 1999 (the "Existing Revolving Note").

                  C. The Borrowers and the Bank now wish to further amend the Credit Agreement to, INTER ALIA, add CCB as a Borrower and amend certain financial covenants, and to amend and restate the Existing Revolving Note in its entirety.

                  NOW THEREFORE, the Borrowers and the Bank agree that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  Section 1.1 DEFINED TERMS. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

                  "ADJUSTED EURODOLLAR RATE": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

                  "ADVANCE": Any portion of the outstanding Revolving Loans of as to which one of the available interest rate options and, if pertinent, an Interest Period, is applicable. An Advance may be a Eurodollar Rate Advance, a Negotiated Rate Advance or a Reference Rate Advance.

                  "AFFILIATE": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, five percent or more of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

                  "APPLICABLE MARGIN":  With respect to:

                           (a) Reference Rate Advances --  0.00%.

                           (b) Eurodollar Rate Advances -- 2.10%.

                           (c) Negotiated Rate Advances -- 0.00%

                  "AVERAGE TOTAL ASSETS": For any fiscal quarter of PSB, an amount equal to the sum of the actual total assets of PSB as of the last day of such fiscal quarter plus the actual total assets of PSB as of the last day of the preceding fiscal quarter, divided by two (2).

                  "BANK":  As defined in the opening paragraph hereof.

                  "BELVEDERE": Belvedere Capital Partners LLC, a California limited liability company.

                  "BOARD": The Board of Governors of the Federal Reserve System or any successor thereto.

                  "BORROWER REPRESENTATIVE": CCB. All notices and other communications given by or to the Borrower Representative, and all actions taken by the Borrower Representative under or in connection with this Agreement shall be legally binding on and enforceable against the Borrowers, jointly and severally, and the Bank may conclusively rely thereon as having been given or taken, as the case may be, by or to the Borrower Representative on behalf of the Borrowers.

                  "BORROWERS": As defined in the opening paragraph hereof.

                  "BORROWER LOAN DOCUMENTS": This Agreement, the Revolving Note and any of the Security Documents to be executed by the Borrowers.

                  "BUSINESS DAY": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota.

                  "CCB": As defined in the opening paragraph hereof.

                  "CCFIF": California Community Financial Institutions Fund Limited Partnership, a California limited partnership.

                  "CAPITAL EXPENDITURES": As to any Person for any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment on a consolidated statement of cash flows for such Person during such period, in respect of (a) the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, (b) to the extent related to and not included in (a) above, materials, contract labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP), and (c) other capital expenditures and other uses recorded as capital expenditures or similar terms having substantially the same effect.

                  "CAPITALIZED LEASE": A lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

                  "CAPITALIZED LEASE OBLIGATIONS": As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                   "CASH RETURN ON ASSETS": For any fiscal quarter of PSB, the ratio (expressed as a percentage) of (a) an amount equal to the sum of (i) the Net Income of PSB for such fiscal quarter plus (ii) the non-cash core deposit intangible and goodwill amortization of PSB for such fiscal quarter, multiplied by four (4), to (b) the Average Total Assets of PSB for such fiscal quarter.

                  "CHANGE OF CONTROL": The occurrence, after the Closing Date, of any of the following: (a) CCFIF and Belvedere, collectively not owning and controlling securities of CCB representing more than 51% of the securities of CCB entitled to vote in the election of directors, (b) there shall not be at least two Persons who are both principals of Belvedere and officers and/or directors of CCB, (c) any Person other than CCFIF or Belvedere owning more than 15% of the securities of CCB entitled to vote in the election of directors, or
(d) CCB not owning and controlling securities of PCC representing more than 51% of the securities of PCC entitled to vote in the election of directors.

                  "CODE": The Internal Revenue Code of 1986, as amended.

                  "CONSOLIDATED NET INCOME": The consolidated Net Income of PCC and the Subsidiaries as determined in accordance with GAAP.

                  "CONSOLIDATED NET WORTH": The consolidated net worth of PCC and the Subsidiaries as determined in accordance with GAAP, excluding, however, loans or advances to and receivables from Affiliates of the Borrowers.

                  "CONTINGENT OBLIGATION": With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

                  "CURRENT LIABILITIES": As of any date, the consolidated current liabilities of CCB and the Subsidiaries, determined in accordance with GAAP.

                  "DEFAULT": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE": Any trade or business (whether or not incorporated) that is a member of a group of which a Borrower is a member and which is treated as a single employer under Section 414 of the Code.

                  "EURODOLLAR BUSINESS DAY": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

                  "EURODOLLAR RATE": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Reuters Screen LIBO page as of 10:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Bank at such time based on such other published service of general application as shall be selected by the Bank for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Bank may determine the rate based on rates at which United States dollar deposits are offered to the Bank in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Bank to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

                  "EURODOLLAR RATE ADVANCE": An Advance with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

                  "EURODOLLAR RESERVE PERCENTAGE": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "EVENT OF DEFAULT": Any event described in Section 7.1.

                  "EXISTING CREDIT AGREEMENT": As such term is defined in Recital A.

                  "EXISTING REVOLVING NOTE": As such term is defined in Recital
B.

                  "EXPENSE REIMBURSEMENT AND BUY-SELL AGREEMENT": That certain Expense Reimbursement and Buy-Sell Agreement dated as of August 10, 1999 by and among PLLC, PCC, Ronald W. Bachli and Richard W. Decker, Jr.

                  "FIXED RATE ADVANCE": A Eurodollar Rate Advance or a Negotiated Rate Advance.

                  "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

                  "GUARANTEED OBLIGATIONS": As defined in Section 8.17.

                  "IMMEDIATELY AVAILABLE FUNDS": Funds with good value on the day and in the city in which payment is received.

                  "INDEBTEDNESS": With respect to any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Contingent Obligations of such Person.

                  "INTEREST PERIOD": (a) With respect to each Eurodollar Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending one, two, three, six, nine or twelve months thereafter, as the Borrower may elect in the applicable notice of borrowing, continuation or conversion; PROVIDED THAT:

                           (1) Any Interest Period that would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business

         Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                           (2) Any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                           (3) Any Interest Period that would otherwise end after the Revolving Commitment Ending Date shall end on the Revolving Commitment Ending Date.

         (b) With respect to each Negotiated Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending on such date thereafter, as the Borrower may specify (if the Bank shall so agree in writing) in the applicable notice of borrowing, continuation or conversion; PROVIDED THAT:

                           (1) No Interest Period shall be for less than one year;

                           (2) Any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

                           (3) Any Interest Period that would otherwise end after the Revolving Commitment Ending Date shall end on the Revolving Commitment Ending Date.

                  "LIEN": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law..

                  "MATERIAL ADVERSE OCCURRENCE": Any occurrence of whatsoever nature (including, without limitation, any adverse final determination in any litigation, arbitration, or governmental investigation or proceeding upon which either (a) an enforcement proceeding shall have been commenced by any creditor upon a final judgment or order; or (b) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect) which materially and adversely affects the financial condition or operations of the Borrowers, and the Subsidiaries taken as a whole, or materially and adversely affects PLLC, or materially and adversely impairs the ability of the Borrowers to perform their material obligations under any of the Borrower Loan Documents.

                  "MULTIEMPLOYER PLAN": A multiemployer plan, as such term is defined in Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing Date) for employees of the Borrowers or any ERISA Affiliate.

                  "NEGOTIATED RATE": Such rate per annum as the Borrower Representative and the Bank may agree upon in writing with respect to all or any specified portion of the Revolving Loans for a specified Interest Period.

                  "NEGOTIATED RATE ADVANCE": An Advance with which the interest rate is determined by reference to a Negotiated Rate.

                  "NET INCOME": With respect to any Person, the net income of said Person as determined in accordance with GAAP.

                  "NON-PERFORMING ASSETS": Individually or collectively, as the case may be, any loan made by a Borrower or any Subsidiary Bank that is: (a) ninety (90) days or more past due (either principal or interest) (unless the same is well-secured and in the process of collection); (b) in non-accrual status; or (c) listed as "other restructured" or "other renegotiated" in any report to regulatory authorities; PROVIDED, HOWEVER, that loans classified as "other restructured" or "other renegotiated" which have been performing in accordance with their terms for not less than twelve (12) consecutive months shall not constitute Non-Performing Assets so long as no portion of any principal or interest payment is more than ninety (90) days past due and so long as such loan is not placed on non-accrual; PROVIDED, FURTHER, that the portion of any loan that is subject to a valid and enforceable guaranty of a governmental agency shall not be included in this definition of Non-Performing Assets.

                  "NOTE": The Revolving Note.

                  "OBLIGATIONS": The Borrowers' obligations in respect of the due and punctual payment of principal and interest on the Note when and as due, whether by acceleration or otherwise and all fees (including Revolving Commitment Fees), expenses, indemnities, reimbursements and other obligations of the Borrowers under this Agreement or any other Borrower Loan Document, in all cases whether now existing or hereafter arising or incurred. The Borrowers shall be jointly and severally liable on the Obligations.

                  "OREO": Other real estate owned by a Borrower or any of the Subsidiaries.

                  "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

                  "PERSON": Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "PLACER TRUST": Placer Trust, a Delaware statutory business trust.

                  "PLAN": Each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of a Borrower or of any ERISA Affiliate.

                  "PLEDGE AGREEMENT": The Pledge Agreement dated as of August 11, 1999 between PCC and the Bank, as the same may be amended, supplemented, restated or otherwise modified in writing from time to time by PCC and the Bank. All references to the "Credit Agreement" contained in the Pledge Agreement shall be deemed to include the Existing Credit Agreement and this Amended and Restated Credit Agreement as it may be amended, supplemented, restated or otherwise modified in writing from time to time by the Borrowers and the Bank.

                  "PLLC": Placer Capital Funding LLC, a Delaware limited liability company.

                  "PLLC CREDIT AGREEMENT": The Credit Agreement dated as of August 10, 1999 between PLLC and the Bank, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "PLLC PLEDGE AGREEMENT": The Pledge Agreement dated as of August 10, 1999 between PLLC and the Bank, as the same may be amended, supplemented, restated or otherwise modified in writing from time to time by PLLC and the Bank.

                  "PROHIBITED TRANSACTION": The respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.

                  "PSB": Placer Sierra Bank (formerly known as Placer Savings
Bank), a California commercial bank.

                  "REFERENCE RATE": The rate of interest from time to time publicly announced by the Bank as its "reference rate." The Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any other Borrower Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

                  "REFERENCE RATE ADVANCE": An Advance with respect to which the interest rate is determined by reference to the Reference Rate.

                  "REGULATORY ACTION": Any cease and desist order, letter agreement, memorandum, or other similar regulatory action taken by a state or federal banking agency or other Person to which either Borrower or any Subsidiary Bank is subject.

                  "REGULATORY CHANGE": Any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "REPORTABLE EVENT": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code.

                  "REVOLVING COMMITMENT": The agreement of the Bank to make Revolving Loans to the Borrowers in an aggregate principal amount outstanding at any time not to exceed the Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

                  "REVOLVING COMMITMENT AMOUNT": $3,000,000, but as the same may be reduced from time to time pursuant to Section 2.9, provided, however, that the sum of the aggregate principal amount of the Indebtedness of the Borrowers (including, without limitation, Indebtedness under this Agreement and Subordinated Debt) plus the aggregate par value of their issued and outstanding preferred stock shall not exceed $25,573,000 at any time outstanding.

                  "REVOLVING COMMITMENT ENDING DATE": August 11, 2001, but as such date may be extended pursuant to Section 2.13.

                  "REVOLVING COMMITMENT FEES":  As defined in Section 2.10.

                  "REVOLVING LOAN":  As defined in Section 2.1.

                  "REVOLVING LOAN DATE": The date of the making of any Revolving Loan hereunder.

                  "REVOLVING MATURITY DATE": The earliest of (a) the Revolving Commitment Ending Date, (b) the date on which the Revolving Commitment is terminated pursuant to Section 7.2 hereof or (c) the date on which the Revolving Commitment Amount is reduced to zero pursuant to Section 2.9 hereof.

                  "REVOLVING NOTE": A promissory note of the Borrowers in the form of Exhibit 1.1A hereto.

                  "RISK-WEIGHTED ASSETS": With respect to any Person, the value of the assets of such Person and its Subsidiaries, including adjusted off-balance sheet items, all as calculated pursuant to risk-based capital guidelines in effect from time to time with the applicable regulatory agency.

                  "SECURITY DOCUMENTS": The Pledge Agreement and any other security agreements, mortgages or other collateral security documents to be delivered to the Bank in connection with this Agreement and any and all Uniform Commercial Code financing statements relating thereto.

                  "SOLVENCY CERTIFICATE": The Solvency Certificate dated August 10, 1999, executed and delivered by J. Thomas Byrom, the Chief Financial Officer of PCC, in connection with the Existing Credit Agreement.

                  "SOLVENT": With respect to any Person, that as of any date of determination, (i) the then fair saleable value of the assets of such Person is
(a) greater than the then total amount of liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person and (b) greater than the amount that will be required to pay such Person's probable liability on such Person's then existing debts as they become absolute and matured, (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (iii) such Person does not intend to incur, or believe or reasonably should have believed that it will incur, debts beyond its ability to pay such debts as they become due.

                  "SUBORDINATED DEBT": The Subordinated Note and any other Indebtedness of the Borrowers, now existing or hereafter created, incurred or arising, which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent (a) that the Bank has approved in writing prior to the creation of such Indebtedness, or (b) as to any Indebtedness of the Borrowers existing on the date of this Agreement, that the Bank has approved as Subordinated Debt in a writing delivered by the Bank to the Borrower Representative on or prior to the Closing Date.

                  "SUBORDINATED NOTE": The Placer Capital Co. 8% Junior Subordinated Deferrable Interest Note dated August 10, 1999 in the original principal amount of $19,073,000 issued by PCC to Placer Trust.

                  "SUBSIDIARY": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by CCB either directly or through one or more Subsidiaries.

                  "SUBSIDIARY BANKS": Individually or collectively, as the context may require, PSB, any other Subsidiary Banks shown on Exhibit 4.19 hereto and any additional banks which become Subsidiaries.

                  "TIER ONE CAPITAL": As of the date of the Agreement, the meaning set forth under applicable regulations of any regulatory agency having authority on the date hereof as such regulations are applicable to [the Borrowers], or if such regulations are amended hereafter to define Tier One Capital more restrictively, as set forth in such later definition.

                  "TIER TWO CAPITAL": As of the date of the Agreement, the meaning set forth under applicable regulations of any regulatory agency having authority on the date hereof as such regulations are applicable to [the Borrowers], or if such regulations are amended hereafter to define Tier Two Capital more restrictively, as set forth in such later definition.

                  "TOTAL CAPITAL": As determined by the Board, the sum of Tier One Capital plus Tier Two Capital, less deductions.

                  "TOTAL LOANS": For any Person, the sum of loans and direct lease financings, net of unearned income, by such Person and its Subsidiaries on a consolidated basis.

                  "TOTAL RISK-WEIGHTED ASSETS": The total of the Risk-Weighted Assets of PSB as shown on PSB's most recent quarterly call report.

                  "UNUSED REVOLVING COMMITMENT": As of any date of determination, the amount by which the Revolving Commitment Amount exceeds the aggregate principal amount of unpaid Revolving Loans outstanding on such date.

                  Section 1.2 ACCOUNTING TERMS AND CALCULATIONS. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrower Representative and the Bank agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

                  Section 1.3 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

                  Section 1.4 OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to

Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

                                   ARTICLE II

                         TERMS OF THE CREDIT FACILITIES

                  Section 2.1 REVOLVING COMMITMENTS. On the terms and subject to the conditions hereof, the Bank agrees to make loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers on a revolving basis at any time and from time to time from the Closing Date to the Revolving Maturity Date, during which period the Borrowers may borrow, repay and reborrow in accordance with the provisions hereof, provided, that the unpaid principal amount of outstanding Revolving Loans shall not at any time exceed the Revolving Commitment Amount. A Revolving Loan may be obtained and maintained, at the election of the Borrowers but subject to the limitations hereof, as a Reference Rate Advance or one or more Eurodollar Rate Advances, one or note Negotiated Rate Advances or any combination thereof.

         Section 2.2 PROCEDURE FOR REVOLVING LOANS. Any request by the Borrowers for a Revolving Loan hereunder shall be made by the Borrower Representative in writing or by telephone and must be given so as to be received by the Bank not later than (a) 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to the requested Revolving Loan Date if such Revolving Loan (or any portion thereof) is requested as one or more Eurodollar Rate Advances, (b) 12:00 noon (Minneapolis time) on the requested Revolving Loan Date if such Revolving Loan (or any portion thereof) is requested as a Reference Rate Advance and (c) 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to the requested Revolving Loan Date if such Revolving Loan (or any portion thereof) is requested as one or more Negotiated Rate Advances. Each request for a Revolving Loan hereunder shall be irrevocable and shall be deemed a representation by the Borrowers that on the requested Revolving Loan Date and after giving effect to the requested Revolving Loan the applicable conditions specified in Article III have been and will be satisfied. Each request for a Revolving Loan hereunder shall specify (i) the requested Revolving Loan Date, (ii) the amount of Revolving Loan to be made on such date which shall be in a minimum amount of $500,000, (iii) whether such Revolving Loan to be funded as a Reference Rate Advance, one or more Eurodollar Rate Advances, or one or more Negotiated Rate Advances (and, if such Revolving Loan is to be made with more than one applicable interest rate choice, specifying the amount to which each interest rate choice is applicable), and (iv) in the case of Fixed Rate Advances, the duration of the initial Interest Periods applicable thereto. The Bank may rely on any telephone request for a Revolving Loan hereunder which it believes in good faith to be genuine; and the Borrowers hereby waive the right to dispute the Bank's record of the terms of such telephone request. Unless the Bank determines that any applicable condition specified in Article III has not been satisfied (or waived by the Bank in writing in its sole and absolute discretion), the Bank will make available to the


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Borrowers at the Bank's principal office in Minneapolis, Minnesota in
Immediately Available Funds not later than 4:00 p.m. (Minneapolis time) on the requested Revolving Loan Date the amount of the requested Revolving Loan.

                  Section 2.3 REVOLVING NOTE. The Revolving Loans shall be evidenced by a single Revolving Note payable to the order of the Bank in a principal amount equal to the Revolving Commitment Amount originally in effect. The Bank shall enter in its ledgers and records the amount of each Revolving Loan, the various Advances made, converted or continued and the payments made thereon, and the Bank is authorized by the Borrowers to enter on a schedule attached to the Revolving Note a record of such Revolving Loans, Advances and payments; provided, however that the failure by the Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligations of the Borrowers hereunder and on the Revolving Note, and, in all events, the principal amounts owing by the Borrowers in respect of the Revolving Note shall be the aggregate amount of all Revolving Loans less all payments of principal thereof made by the Borrowers.

                  Section 2.5 CONVERSIONS AND CONTINUATIONS. On the terms and subject to the limitations hereof, the Borrowers shall have the option at any time and from time to time to convert all or any portion of the Advances into Reference Rate Advances, Eurodollar Rate Advances or Negotiated Rate Advances, or to continue a Fixed Rate Advance as such (subject, however, to the proviso set forth in the first sentence of Section 2.1); provided, however that a Fixed Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted or continued as a Fixed Rate Advance if a Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Advances may be converted to, or continued as, Fixed Rate Advances only in integral multiples of $100,000. The Borrower Representative shall give the Bank written notice of any continuation or conversion of any Advances and such notice must be given so as to be received by the Bank not later than 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to requested date of conversion or continuation in the case of the continuation of, or conversion to, Eurodollar Rate Advances or Negotiated Rate Advances and not later than 12:00 noon (Minneapolis time) on the date of the requested conversion to Reference Rate Advances. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of Eurodollar Rate Advances, (ii) a Eurodollar Business Day in the case of conversions to or continuations as Fixed Advances, and (iii) a Business Day in the case of conversions to Reference Rate Advances), and (c) in the case of conversions to or continuations as Fixed Rate Advances, the Interest Period applicable thereto. Any notice given by the Borrower Representative under this Section shall be irrevocable. If the Borrower Representative shall fail to notify the Bank of the continuation of any Fixed Rate Advances or of the conversion of Eurodollar Rate Advances to Negotiated Rate Advances within the time required by this Section, such Advances shall, on the last day of the Interest Period applicable thereto, automatically be converted into Reference Rate Advances of the same principal amount.


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

                  Section 2.6 INTEREST RATES, INTEREST PAYMENTS AND DEFAULT INTEREST. Interest shall accrue and be payable on the Revolving Loans as follows:

                           (a) Subject to paragraph (c) below, each Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate for such Interest Period, plus (ii) the Applicable Margin.

                           (b) Subject to paragraph (d) below, each Negotiated Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the applicable Negotiated Rate.

                           (c) Subject to paragraph (c) below, each Reference Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (i) the Reference Rate, plus (ii) the Applicable Margin.

                           (d) Upon the occurrence of any Event of Default, each Advance shall, at the option of the Bank, bear interest until paid in full at a rate per annum equal to the sum of (i) the Reference Rate, plus (ii) the Applicable Margin for Reference Rate Advances, plus (iii) 2.0%.

                           (e) Commencing September 30, 1999, Interest shall be payable (i) with respect to each Advance, on each March 31, June 30, September 30 and December 31 and, in the case of a Fixed Rate Advance, on the last day of the Interest Period applicable thereto; (ii) with respect to all Advances, upon any permitted prepayment (on the amount prepaid); and (iii) with respect to all Advances under the Revolving Note, on the Revolving Maturity Date; provided that interest under
         Section 2.6 (d) shall be payable on demand.

                  Section 2.7 REPAYMENT AND MANDATORY PREPAYMENT. The unpaid principal amount of all Revolving Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Revolving Maturity Date. If at any time the unpaid principal balance of the Revolving Note exceeds the Revolving Commitment Amount, the Borrowers shall immediately repay to the Bank the amount of such excess. Any such payments shall be applied first against Reference Rate Advances and then to Eurodollar Rate Advances in order starting with the Eurodollar Rate Advances having the shortest time to the end of the applicable Interest Period.

                  Section 2.8 OPTIONAL PREPAYMENTS. The Borrowers may prepay Fixed Rate Advances in whole or in part at any time, subject, however, to Sections 2.19 and 2.21. The Borrowers may prepay Reference Rate Advances in whole or in part at any time without premium or penalty. Any prepayment pursuant to this Section 2.8 must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in a


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

minimum amount of $100,000 or integral multiple thereof. Amounts paid (unless following an acceleration or upon termination of the Revolving Commitment in whole) or prepaid on the Revolving Note under this Section 2.8 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement.

                  Section 2.9 OPTIONAL REDUCTION OF REVOLVING COMMITMENT AMOUNT OR TERMINATION OF REVOLVING COMMITMENT. The Borrowers may, at any time, upon not less than five (5) Business Days prior written notice from the Borrower Representative to the Bank, reduce the Revolving Commitment Amount, ratably, with any such reduction in a minimum amount of $1,000,000, or, if more, in an integral multiple thereof; PROVIDED, HOWEVER, that the Borrowers may not at any time reduce the Revolving Commitment Amount below the unpaid principal balance of the Revolving Note. The Borrowers may, at any time, upon not less than five
(5) Business Days prior written notice from the Borrower Representative to the Bank, terminate the Revolving Commitment in its entirety. Upon termination of the Revolving Commitment pursuant to this Section, the Borrowers shall pay to the Bank the entire unpaid principal balance outstanding under the Revolving Note, all accrued and unpaid interest thereon, all unpaid Revolving Commitment Fees accrued to the date of such termination, any indemnities payable with respect to Advances pursuant to Section 2.19 and/or Section 2.21 and all other unpaid obligations of the Borrowers to the Bank hereunder.

                  Section 2.10 REVOLVING COMMITMENT FEES. The Borrowers shall pay to the Bank fees (the "Revolving Commitment Fees") in an amount determined by applying a rate of one-half of one percent (0.50%) per annum to the average daily Unused Revolving Commitment for the period from the Closing Date for the Existing Credit Agreement to the Revolving Maturity Date. Such Revolving Commitment Fees are payable in arrears quarterly on each March 31, June 30, September 30 and December 31 and on the Revolving Maturity Date.

                  Section 2.11 COMPUTATION. Revolving Commitment Fees and interest on Revolving Loans shall be computed on the basis of actual days elapsed and a year of 360 days.
 .
                  Section 2.12 PAYMENTS. Payments and prepayments of principal of, and interest on, the Revolving Note and all fees, expenses and other obligations under this Agreement payable to the Bank shall be made without setoff or counterclaim in Immediately Available Funds not later than 3:00 p.m. (Minneapolis time) on the dates called for under this Agreement and the Revolving Note to the Bank at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Revolving Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

                  Section 2.13 EXTENSION OF REVOLVING COMMITMENT ENDING DATE. The Borrowers may, upon written notice given by the Borrower Representative to the Bank not more than 60


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

days prior to any current Revolving Commitment Ending Date, request that the Revolving Commitment Ending Date be extended for a period of 364 days. The Bank may, in its sole and absolute discretion, agree to any such request for extension within 30 days (but not later than the last Business Day occurring prior to the current Revolving Commitment Ending Date) after receipt of such request but shall not be obligated to do so, and no such agreement on the part of the Bank shall be effective unless in writing and failure on the part of the Bank to respond to such request shall be deemed to be a denial of such request.

                  Section 2.14 USE OF LOAN PROCEEDS. The proceeds of the Revolving Loans shall be used for the Borrowers' general business purposes (including, without limitation, working capital) in a manner not in conflict with any of the Borrowers' covenants in this Agreement.

                  Section 2.15 INTEREST RATE NOT ASCERTAINABLE, ETC. If, on or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period for any Eurodollar Rate Advance, the Bank determines (which determination shall be conclusive and binding, absent manifest error) that:

                  (a) deposits in dollars (in the applicable amount) are not being made available to the Bank in the relevant market for such Interest Period, or

                  (b) the Adjusted Eurodollar Rate, as the case may be, will not adequately and fairly reflect the cost to the Bank of funding or maintaining Eurodollar Rate Advances for such Interest Period, the Bank shall forthwith give notice to the Borrower Representative of such determination, whereupon the obligation of the Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until the Bank notifies the Borrower Representative that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by the Bank shall be made with an interest rate option to which such suspension does not apply. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Advance outstanding at the time such suspension is imposed.

                  Section 2.16  INCREASED COST.  If any Regulatory Change:

                           (a) shall subject the Bank to any tax, duty or other charge with respect to its Fixed Rate Advances, the Revolving Note or its obligation to make Fixed Rate Advances or shall change the basis of taxation of payment to the Bank of the principal of or interest on its Fixed Rate Advances or any other amounts due under this Agreement in respect of Fixed Rate Advances or its obligation to make Fixed Rate Advances (except for changes in the rate of tax on the overall net income of the Bank imposed by the jurisdiction in which the Bank's principal office is located); or

                           (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the United States market for certificates of deposit or the interbank Eurodollar market any other condition affecting Fixed Rate Advances, the Revolving Note or its obligation to make Fixed Rate Advances;

and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Fixed Rate Advance, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Revolving Note, then, and in each such case, upon thirty (30) days notice to the Borrower Representative from the Bank of the nature of such Regulatory Change, the Borrowers shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction for the period from and after the thirtieth (30th) day after such notice is given. A certificate of the Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. Failure on the part of the Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of the Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

                  Section 2.17 ILLEGALITY. If any Regulatory Change shall make it unlawful or impossible for the Bank to make, maintain or fund any Eurodollar Rate Advances, the Bank shall notify the Borrower Representative, whereupon the obligation of the Bank to make or continue, or to convert any Advances to Eurodollar Rate Advances shall be suspended until the Bank notifies the Borrower Representative that the circumstances giving rise to such suspension no longer exist. If the Bank determines that it may not lawfully continue to maintain any Eurodollar Rate Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Reference Rate Advances as of the date of the Bank's notice, and upon such conversion the Borrowers shall indemnify the Bank in accordance with Section 2.19.

                  Section 2.18 CAPITAL ADEQUACY. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on the Bank's capital or the capital of its parent corporation (by an amount the Bank deems material) as a consequence of its Revolving Commitment and/or Advances to a level below that which the Bank or its parent corporation could have achieved but for such Regulatory Change (taking into account the Bank's policies and the policies of its parent corporation with respect to capital adequacy), then, in each such case, upon thirty (30) days notice to the Borrower Representative from the Bank, the Borrowers shall pay to the Bank additional amounts sufficient to compensate the Bank or its parent corporation for such reduction for the period from and after the thirtieth (30th) day after such notice is given. Any determination by the Bank under this Section and any certificate as to the amount of such reduction given to the Borrower Representative by the Bank shall be final, conclusive and binding for all purposes, absent manifest error.

                  Section 2.19 FUNDING LOSSES; EURODOLLAR RATE ADVANCES. The Borrowers shall compensate the Bank, upon its written request to the Borrower Representative, for all losses, expenses and liabilities (including any interest paid by the Bank to lenders of funds borrowed by it to make or carry Eurodollar Rate Advances to the extent not recovered by the Bank in connection with the reemployment of such funds and including loss of anticipated profits) which the Bank may sustain: (i) if for any reason, other than a default by the Bank, a funding of a Eurodollar Rate Advance does not occur on the date specified therefor in the Borrowers' request or notice as to such Advance under Section
2.2 or 2.5, or (ii) if, for whatever reason (including, but not limited to, mandatory and optional prepayment and acceleration of the maturity of Advances following an Event of Default), any prepayment or repayment of a Eurodollar Rate Advance, or a conversion pursuant to Section 2.17, occurs on any day other than the last day of the Interest Period applicable thereto. The Bank's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent manifest error.

                  Section 2.20 DISCRETION OF BANK AS TO MANNER OF FUNDING. The Bank shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.19) shall be made as if the Bank had actually funded and maintained each Eurodollar Rate Advance during the Interest Period for such Advance through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

                  Section 2.21 NEGOTIATED RATE PREPAYMENT INDEMNITY. The Borrowers acknowledge that the Borrowers have no right to repay any Negotiated Rate Advance (other than on the last day of the Interest Period with respect to such Negotiated Rate Advance) without the Bank's consent, which the Bank will not grant except upon the terms and subject to the conditions hereinafter provided. The Borrowers further acknowledge that if a Negotiated Rate Advance is prepaid at a time when interest rates have declined below the levels prevailing on the date the Revolving Loan was made as or converted to a Negotiated Rate Advance, the Bank will be harmed by reason of any prepayment, because any reinvestment of the prepaid funds at the lower rates prevailing on the date of prepayment will produce a lower return to the Bank. In order to induce the Bank to agree to accept voluntary prepayments, the Borrowers agree to pay to the Bank a prepayment indemnity as described in this Section upon any prepayment, voluntary or involuntary, of any Negotiated Rate Advance made by the Bank. Because there is no readily available index of rates payable on loans such as that from the Bank to the Borrowers, nor any assurance that the Bank could replace a Negotiated Rate Advance with a similar loan, the Borrowers and the Bank agree that changes in the yields on U.S. government securities provide a reasonable approximation for changes in interest rates generally. For purposes of this Section, the following terms shall have the meanings given below:

                  "AVERAGE MATURITY PERIOD": the weighted average time from the prepayment date to the scheduled maturity of all principal prepaid at any one time. Average Maturity Period shall be computed by multiplying the dollar amount of each installment of principal prepaid by the number of days from the prepayment date until the scheduled maturity of that installment, adding together the resulting products and dividing the resulting sum by the total dollar amount of principal being prepaid.

                  "GOVERNMENT YIELD": as to any date of determination, the annual yield (converted as necessary to the equivalent semi-annual compound rate) on U.S. Treasury securities having a maturity date closest to the date computed by adding the Average Maturity Period to the date of prepayment, as published in THE WALL STREET JOURNAL (or, if not so published, as determined by the Bank based on quotations by secondary market dealers selected by the Bank). "U.S. Treasury securities" means actively traded U.S. Treasury bonds, bills and notes and, if more than one issue of U.S. Treasury securities is scheduled to mature at or about the time of such computed date, then to the extent possible the U.S. Treasury security trading closest to its par value will be chosen as the basis of the Government Yield.




                  "INTEREST DIFFERENTIAL": as of the date of any full or partial prepayment: (i) the applicable Negotiated Rate as in affect on the date of prepayment MINUS (ii) the sum of (A) the Government Yield as of the date of prepayment, PLUS (B) the Issuance Spread.

                  "ISSUANCE SPREAD" means thirty hundredths of one percent (.30%) per annum.


                  With the prior written consent of the Bank, Negotiated Rate Advances may be prepaid in whole or in part at any time, with partial prepayments in the amount of $100,000 or an integral multiple thereof. Any partial prepayments shall be applied to installments due under the applicable Negotiated Rate Advance in the inverse order of their maturity (if such Negotiated Rate Advance is payable in installments). If at the time of any prepayment (whether voluntary or involuntary, and specifically including but not limited to any payment prior to scheduled maturity following acceleration of the Revolving Loans), the Interest Differential shall exceed zero, such prepayment shall be accompanied by payment of a prepayment indemnity. The amount of the prepayment indemnity shall equal the present value (determined by Bank using the Government Yield as of the date of prepayment as the discount factor) on the prepayment date of a stream of equal monthly payments in number equal to the number of whole months (using a thirty-day month) in the Average Maturity Period. The amount of each such monthly payment shall equal the quotient obtained by DIVIDING (a) the product of the amount prepaid, TIMES the Interest Differential, TIMES a fraction, the numerator of which is the number of days in the Average Maturity Period and the denominator of which is 360, BY (b) the number of whole months (using a thirty-day month) in the Average Maturity Period.


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

                                   ARTICLE III

                              CONDITIONS PRECEDENT

                  Section 3.1 CONDITIONS OF INITIAL TRANSACTION. The making of the initial Revolving Loans shall be subject to the prior or simultaneous fulfillment of the following conditions:

                                    3.1(a) DOCUMENTS. The Bank shall have
                  received the following:

                  (i) A Revolving Note drawn to the order of the Bank executed by duly authorized officers of the Borrowers, which shall constitute an amendment and restatement of the Existing Revolving Note.

                  (ii) The Security Documents duly executed by the respective parties thereto.

                  (iii) A copy of the corporate resolutions of each Borrower authorizing the execution, delivery and performance of the Borrower Loan Documents, certified by the Secretary or an Assistant Secretary of such Borrower.

                  (iv) An incumbency certificate showing the names and titles and bearing the signatures of the officers of each Borrower authorized to execute the Borrower Loan Documents and to request Revolving Loans and conversions and continuations of Advances hereunder, certified by the Secretary or an Assistant Secretary of such Borrower.

                  (v) A copy of the Articles or Certificate of Incorporation of each Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date satisfactory to the Bank.

                  (vi) A certificate of good standing for each Borrower in the jurisdiction of its incorporation, certified by the appropriate governmental officials as of a date satisfactory to the Bank.

                  (vii) A copy of the bylaws of each Borrower, certified by the Secretary or an Assistant Secretary of the Borrower.

                  (viii) A certificate of the chief executive officer or chief financial officer of each Borrower certifying as to the matters set forth in Sections 3.2 (a) and 3.2 (b) below.


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

                  (ix) The Borrowers shall have requested Lillick & Charles LLP, their counsel, to prepare a written opinion, addressed to the Bank, covering the matters set forth in Exhibit 3.1(a)(ix) hereto, and such opinion shall have been delivered to the Bank.

                           3.1(b) COMPLIANCE. The Borrowers shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrowers prior to or simultaneously with the Closing Date.

                           3.1(c) SECURITY DOCUMENTS. All Security Documents (or financing statements with respect thereto) shall have been appropriately filed or recorded to the satisfaction of the Bank; any pledged collateral shall have been duly delivered to the Bank; and the priority and perfection of the Liens created by the Security Documents shall have been established to the satisfaction of the Bank and its counsel.

                           3.1(d) OTHER MATTERS. All corporate and legal proceedings relating to the Borrowers and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Bank and the Bank's counsel, and the Bank shall have received all information, original stock certificates or certificates representing the shares of stock of PSB pledged under the Pledge Agreement together with stock powers therefor duly executed in blank and undated, and copies of all documents, including records of corporate proceedings, as the Bank or such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

                           3.1(e) FEES AND EXPENSES. The Bank shall have received all fees and other amounts due and payable by the Borrowers, including the reasonable fees and expenses of counsel to the Bank payable pursuant to Section 8.2.

                  Section 3.2 CONDITIONS PRECEDENT TO ALL REVOLVING LOANS. The obligation of the Bank to make any Revolving Loan hereunder (including the initial Revolving Loans) shall be subject to the fulfillment of the following conditions:

                           3.2(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article IV shall be true and correct as of the date hereof and on the date of each Revolving Loan, with the same force and effect as if made on such date.

                           3.2(b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the date hereof and on the date of each Revolving Loan or will exist after giving effect to the Revolving Loans made on such date so issued.


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

                           3.2(c) NOTICES AND REQUESTS. The Bank shall have received the Borrowers' request for such Revolving Loan as required under Section 2.2.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Bank to enter into this Agreement and to make Revolving Loans hereunder, the Borrowers represent and warrant to the Bank:

                  Section 4.1 ORGANIZATION, STANDING, ETC. Each Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Revolving Note and to perform its obligations under the Borrower Loan Documents. Each Subsidiary is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Each Borrower and each Subsidiary (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of CCB and the Subsidiaries taken as a whole, and (b) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude such Borrower or such Subsidiary from enforcing its rights with respect to any assets or expose such Borrower or such Subsidiary to any liability, which in either case would be material to CCB and the Subsidiaries taken as a whole.

                  Section 4.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Borrowers of the Borrower Loan Documents have been duly authorized by all necessary corporate action by the Borrowers, and this Agreement constitutes, and the Revolving Note and other Borrower Loan Documents when executed will constitute, the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

                  Section 4.3 NO CONFLICT; NO DEFAULT. The execution, delivery and performance by the Borrowers of the Borrower Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrowers, (b) violate or contravene any provision of the Articles or Certificate of Incorporation or bylaws of either Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which a Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. No Borrower or any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of CCB and the Subsidiaries taken as a whole.

                  Section 4.4 GOVERNMENT CONSENT. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrowers to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Borrower Loan Documents, except for any necessary filing or recordation of or with respect to any of the Security Documents.

                  Section 4.5 FINANCIAL STATEMENTS AND CONDITION. (a) CCB's audited consolidated financial statements as at December 31, 1999 and its unaudited financial statements as at March 31, 2000, as heretofore furnished to the Bank, have been prepared in accordance with GAAP on a consistent basis (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements) and fairly present the financial condition of the CCB and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither CCB nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since March 31, 2000, there has been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of the CCB and its Subsidiaries taken as a whole.

                  (b) PCC's audited consolidated financial statements as at December 31, 1999 and its unaudited financial statements as at March 31, 2000, as heretofore furnished to the Bank, have been prepared in accordance with GAAP on a consistent basis (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements) and fairly present the financial condition of the PCC and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither PCC nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since March 31, 2000, there has been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of the PCC and its Subsidiaries taken as a whole.

                  Section 4.6 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened against or affecting a Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to such Borrower or such Subsidiary, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of CCB and the Subsidiaries taken as a whole or on the ability of a Borrower or any Subsidiary to perform its material obligations under the Borrower Loan Documents.

                  Section 4.7 ENVIRONMENTAL, HEALTH AND SAFETY LAWS. There does not exist any violation by a Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental pollution, health or safety matters which will or threatens to impose a material liability on a Borrower or a Subsidiary or which would require a material expenditure by such Borrower or such Subsidiary to cure. No Borrower or Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of CCB and the Subsidiaries taken as a whole. No Borrower has any knowledge that it or its property or any Subsidiary or the property of any Subsidiary will become subject to environmental laws or regulations during the term of this Agreement, compliance with which could reasonably be expected to require Capital Expenditures which would have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of CCB and its Subsidiaries taken as a whole.

                  Section 4.8 ERISA. Each Plan is in substantial compliance with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Bank) of such Plan's projected benefit obligations did not exceed the fair market value of such Plan's assets.

                  Section 4.9 FEDERAL RESERVE REGULATIONS. No Borrower or Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by a Borrower does not constitute more than 25% of the value of the assets of such Borrower.

                  Section 4.10 TITLE TO PROPERTY; LEASES; LIENS; SUBORDINATION. Each Borrower and each Subsidiary has (a) good and marketable title to its real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all real properties, other properties and assets owned by CCB and its Subsidiaries (other than property disposed of since the date of such financial statements in the ordinary course of business). None of such properties is subject to a Lien, except as allowed under Section 6.11. No Borrower has subordinated any of its rights under any obligation owing to it to the rights of any other person.

                  Section 4.11 TAXES. Each Borrower and each Subsidiary has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrowers). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrowers in respect of taxes and other governmental charges are adequate and no Borrower knows of any proposed material tax assessment against it or any Subsidiary or any basis therefor.

                  Section 4.12 TRADEMARKS, PATENTS. Each Borrower and each Subsidiary possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

                  Section 4.13 BURDENSOME RESTRICTIONS. No Borrower or Subsidiary is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of CCB and the Subsidiaries taken as a whole or on the ability of a Borrower or any Subsidiary to carry out its material obligations under any Borrower Loan Document.

                  Section 4.14 FORCE MAJEURE. Since the dates of the most recent financial statements referred to in Section 4.5, the business, properties and other assets of the Borrowers and the Subsidiaries have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

                  Section 4.15 INVESTMENT COMPANY ACT. No Borrower or Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  Section 4.16 PUBLIC UTILITY HOLDING COMPANY ACT. No Borrower or Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  Section 4.17 RETIREMENT BENEFITS. Except as required under
Section 4980B of the Code, Section 601 of ERISA or applicable state law, no Borrower or Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

                  Section 4.18 FULL DISCLOSURE. Subject to the following sentence, no certificate, written statement, exhibit or report furnished by or on behalf of the Borrowers in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of the Borrowers to the Bank consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of the Borrowers, and the Borrowers have no reason to believe that such projections or forecasts are not reasonable.

                  Section 4.19 SUBSIDIARIES; REGULATORY ACTIONS. As of the date of this Agreement, the only Subsidiaries and Bank Subsidiaries are those listed on Exhibit 4.19 hereto. No Borrower or Bank Subsidiary is subject to any Regulatory Action.

                  Section 4.20 EMPLOYMENT, MANAGEMENT, AND CONSULTING CONTRACTS. Except as set forth on Exhibit 4.20 attached hereto and made a part hereof, no Borrower or Subsidiary is a party to any employment, management, or consulting contracts with any Person other than such a contract terminable at will.

                  Section 4.21 BANK HOLDING COMPANY ACT. The Borrowers have complied in all material respects with all federal, state and local laws pertaining to bank holding companies, including without limitation, the Bank Holding Company Act of 1956, as amended.

                  Section 4.22 CAPITAL STOCK. No Borrower or Subsidiary has issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or any other law; or violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                  Section 4.23 YEAR 2000. The Borrowers have reviewed and assessed their business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by the Borrowers, directly or indirectly through third parties, may have been or may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). The Borrowers represent and warrant that the year 2000 problem has not resulted in and will not result in a material adverse change in the Borrowers' business condition (financial or otherwise), operations, properties or prospects or ability to repay the Bank. The Borrowers agree that this representation and warranty will be true and correct on and shall be deemed made by the Borrowers on each date the Borrower Representative requests any Revolving Loan or Advance under this Agreement or the Revolving Note or delivers any information to the Bank. The Borrower Representative shall promptly deliver to the Bank such information relating to this representation and warranty as the Bank requests from time to time.

                  Section 4.24 SOLVENCY. Each Borrower is Solvent and, after giving effect to the transactions contemplated by this Agreement, each Borrower will be Solvent. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of either Borrower or any Affiliate. The conclusions set out in the Solvency Certificate are true and correct.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Until any obligation of the Bank hereunder to make the Revolving Loans shall have expired or been terminated and the Revolving Note and all of the other Obligations have been paid in full, unless the Bank shall otherwise consent in writing:

         Section 5.1 FINANCIAL STATEMENTS AND REPORTS. The Borrowers will furnish to the Bank:

                           5.1(a) As soon as available and in any event within 90 days after the end of each fiscal year of CCB, the consolidated financial statements of CCB and the Subsidiaries consisting of at least statements of income, cash flow and changes in stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by an independent certified public accountant of recognized national standing selected by CCB and acceptable to the Bank, together with any management letters, management reports or other supplementary comments or reports to CCB or its board of directors furnished by such accountants.

                           5.1(b) As soon as available and in any event within 45 days after the end of each fiscal quarter, unaudited consolidated statements of income, cash flow and changes in stockholders' equity for CCB and the Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of CCB as at the end of such quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of CCB stating that such financial statements present fairly the financial condition of CCB and the Subsidiaries and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements).

                           5.1(c) As soon as practicable and in any event within 45 days after the end of each fiscal quarter, a Compliance Certificate in the form attached hereto as Exhibit 5.1(c) signed by the chief financial officer or controller of CCB demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.19 as at the end of such quarter and stating that as at the end of such quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrowers proposes to take with respect thereto.

                           5.1(d) Promptly upon any officer of a Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action such Borrower proposes to take with respect thereto.

                           5.1(e) Promptly upon any officer of either Borrower becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action such Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

                           5.1(f) As soon as available, but in any event within 45 days after the last day of each quarterly fiscal period, copies of the watch lists, problem loan and other loan reports of any Subsidiary Bank for such quarterly fiscal period, including, without limitation, the Loan Loss Reserve Adequacy Report and a list of any loans of any Subsidiary Bank that have been classified as "other restructured" or "other renegotiated" in any report to any regulatory authority and that are not listed on the most recent quarterly call report provided to the Bank.

                           5.1(g) As soon as available, but in any event within 45 days after the last day of each quarterly fiscal period, copies of the quarterly call reports and other regulatory reports, including, without limitation FRY-6 and FRY-9 reports, filed by a Borrower or any Subsidiary with any regulatory authority.

                           5.1(h) Promptly upon receipt by a Borrower or a Subsidiary Bank, copies of all Regulatory Actions affecting or pertaining to either Borrower or any Subsidiary to the extent allowed by law.

                           5.1(i) As soon as practicable, give written notice to the Bank of:

                           (i) The commencement of any litigation against a
                  Borrower, any Subsidiary or PLLC involving claimed damages in excess of $500,000 or relating to the transactions contemplated by this Credit Agreement.

                           (ii) The commencement of any material arbitration or
                  governmental proceeding or investigation not previously disclosed to the Bank which has been instituted or, to the knowledge of the Borrower, is threatened against a Borrower, any Subsidiary or PLLC or any of their respective properties which, if determined adversely to the Borrower, would constitute a Material Adverse Occurrence.

                           (iii) Any adverse development which occurs in any
                  litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrowers to the Bank and which would constitute a Material Adverse Occurrence.

                           (iv) Any settlement or disposition of any litigation,
                  arbitration or governmental investigation or proceeding previously disclosed to the Bank pursuant to this Credit Agreement.

                           5.1(j) From time to time, such other information regarding the business, operation and financial condition of the Borrowers, the Subsidiaries and PLLC as the Bank may reasonably request.

                  Section 5.2 CORPORATE EXISTENCE. Each Borrower will maintain, and cause each Subsidiary to maintain, its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude such Borrower or such Subsidiary from enforcing its rights with respect to any material asset or would expose such Borrower or such Subsidiary to any material liability; provided, however, that nothing herein shall prohibit the merger or liquidation of any Subsidiary allowed under Section 6.1.

                  Section 5.3 INSURANCE. Each Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

                  Section 5.4 PAYMENT OF TAXES AND CLAIMS. Each Borrower shall file, and cause each Subsidiary to file, all tax returns and reports which are required by law to be filed by it and will pay, and cause each Subsidiary to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might reasonably result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as such Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on such Borrower's or such Subsidiary's books in accordance with GAAP.

                  Section 5.5 INSPECTION. As long as not prohibited by applicable law, the Borrowers shall permit any Person designated by the Bank to visit and inspect any of the properties, corporate books and financial records of the Borrowers and the Subsidiaries, to examine and to make copies of the books of accounts and other financial records of the Borrowers, and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their officers at such reasonable times (upon at least one Business Days prior written notice to the Borrower Representative, unless a Default or Event of Default has occurred and is continuing) and intervals as the Bank may designate. So long as no Event of Default exists, the expenses of the Bank for such visits, inspections and examinations shall be at the expense of the Bank, but any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Borrowers.

                  Section 5.6 MAINTENANCE OF PROPERTIES. Each Borrower will maintain, and cause each Subsidiary to maintain, its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  Section 5.7 BOOKS AND RECORDS. Each Borrower will keep, and will cause each Subsidiary to keep, adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

                  Section 5.8 COMPLIANCE. Each Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of such Borrower or such Subsidiary and such Borrower or such Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

                  Section 5.9 NOTICE OF LITIGATION. The Borrower Representative will give prompt written notice to the Bank of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting a Borrower or any Subsidiary or any property of a Borrower or any Subsidiary or to which either Borrower or any Subsidiary is a party in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of CCB and the Subsidiaries taken as a whole or have a material adverse effect on the ability of a Borrower or any Subsidiary to perform its obligations under this Agreement and the other Borrower Loan Documents, stating the nature and status of such action, suit or proceeding.

                  Section 5.10 ERISA. Each Borrower will maintain, and cause each Subsidiary to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which a Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $50,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, either Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $50,000 or (c) fail to make any payments in an aggregate amount exceeding $50,000 to any Multiemployer Plan that a Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

                  Section 5.11 ENVIRONMENTAL MATTERS; REPORTING. Each Borrower will observe and comply with, and cause each Subsidiary to observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent noncompliance could result in a material liability or otherwise have a material adverse effect on CCB and the Subsidiaries taken as a whole. The Borrower Representative will give the Bank prompt written notice of any violation as to any environmental matter by a Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters
(a) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by a Borrower or any Subsidiary which are material to the operations of such Borrower or such Subsidiary, or (b) which will or threatens to impose a material liability on such Borrower or such Subsidiary to any Person or which will require a material expenditure by such Borrower or such Subsidiary to cure any alleged problem or violation.

                  Section 5.12 FURTHER ASSURANCES. Each Borrower shall promptly correct any defect or error that may be discovered in any Borrower Loan Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Bank to the Borrower Representative, each Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Bank may reasonable require from time to time in order: (a) to carry out more effectively the purposes of the Borrower Loan Documents; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Borrower Loan Documents including, without limitation, the delivery of a landlord waiver from any landlord required by the Bank; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Bank the rights granted now or hereafter intended to be granted to the Bank under any Borrower Loan Document or under any other instrument executed in connection with any Borrower Loan Document or that such Borrower may be or become bound to convey, mortgage or assign to the Bank in order to carry out the intention or facilitate the performance of the provisions of any Borrower Loan Document. Each Borrower shall furnish to the Bank evidence satisfactory to the Bank of every such recording, filing or registration.

         Section 5.13. EXPENSE REIMBURSEMENT AND BUY-SELL AGREEMENT. PCC shall maintain the Expense Reimbursement and Buy-Sell Agreement in full force and effect, shall not amend or modify the same in any material respect and shall not cause, suffer or permit to exist any material default or event of default thereunder.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until any obligation of the Bank hereunder to make the Revolving Loans shall have expired or been terminated and the Revolving Note and all of the other Obligations have been paid in full, unless the Bank shall otherwise consent in writing:

                  Section 6.1 MERGER; ACQUISITIONS. No Borrower will: merge or consolidate or enter into any analogous reorganization or transaction with any Person; liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); acquire all or substantially all of the stock or the assets of another Person other than PSB; or permit any Subsidiary to do any of the foregoing; PROVIDED, HOWEVER, any Subsidiary may be merged with or liquidated into a Borrower or any wholly-owned Subsidiary (if a Borrower or such wholly-owned Subsidiary is the surviving corporation).

                  Section 6.2 DISPOSITION OF ASSETS. No Borrower will, or will permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of

(whether in one transaction or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except dispositions of assets in the ordinary course of business.

                  Section 6.3 PLANS. No Borrower will permit, or will allow any Subsidiary to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of either Borrower or any Subsidiary; and no Borrower will permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Bank) of such Plan's projected benefit obligations to exceed the fair market value of such Plan's assets.

                  Section 6.4 CHANGE IN NATURE OF BUSINESS. No Borrower will, or will permit any Subsidiary to, make any material change in the nature of the business of such Borrower or such Subsidiary, as carried on at the date hereof.

                  Section 6.5 SUBSIDIARIES. After the date of this Agreement, no Borrower will, or will permit any Subsidiary to, form or acquire any corporation or other entity which would thereby become a Subsidiary.

                  Section 6.6 NEGATIVE PLEDGES; SUBSIDIARY RESTRICTIONS. No Borrower will, or will permit any Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Bank which would (i) prohibit such Borrower or such Subsidiary from granting, or otherwise limit the ability of such Borrower or such Subsidiary to grant, to the Bank any Lien on any assets or properties of such Borrower or such Subsidiary, or (ii) require the Borrower or such Subsidiary to grant a Lien to any other Person if such Borrower or such Subsidiary grants any Lien to the Bank. No Borrower will permit any Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (a) pay dividends or any distributions on or with respect to such Subsidiary's capital stock or (b) make loans or other cash payments to such Borrower.

                  Section 6.7 TRANSACTIONS WITH AFFILIATES. Except for those transactions which have been previously disclosed to the Bank in writing (including but not limited to the Expense Reimbursement and Buy-Sell Agreement and the incurrence by PCC of Subordinated Debt to Placer Trust pursuant to the Subordinated Note in the aggregate amount of $19,073,000, and the issuance by PCC of 1 share of 8% preferred stock to PLLC for $3,500,000), no Borrower will enter into any transaction with any Affiliate, except upon fair and reasonable terms no less favorable to such Borrower than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  Section 6.8 ACCOUNTING CHANGES. No Borrower will, or will permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary.

                  Section 6.9 SUBORDINATED DEBT. No Borrower will, or will permit any Subsidiary to (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related subordination agreement; (b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory) unless the proceeds of such Subordinated Debt are used directly or indirectly to pay off the Borrowers' obligations to the Bank; (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations might be terminated, impaired or adversely affected; or (e) omit to give the Bank prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, or of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable.

                  Section 6.10 INDEBTEDNESS. No Borrower will, or will permit any Subsidiary to, incur, create, issue, assume or suffer to exist any Indebtedness, except:

                           6.10(a) The Obligations.

                           6.10(b) Subordinated Indebtedness of PCC, in an aggregate principal amount not to exceed $19,073,000 at any time outstanding.

                           6.10(c) Current Liabilities, other than for borrowed money, incurred in the ordinary course of business.

                           6.10(d) Indebtedness secured by Liens permitted under
         Section 6.11 hereof.

                           6.10(e) Indebtedness incurred by any Subsidiary Bank in the ordinary course of business which is consistent with prudent banking practices.

                  Section 6.11 LIENS. No Borrower will, or will permit any Subsidiary to, create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by a Borrower or a Subsidiary, except:

                           6.11(a) Liens granted to the Bank under the Security Documents to secure the Obligations.

                           6.11(b) Liens existing on the date of this Agreement and disclosed on Exhibit 6.11 hereto.

                           6.11(c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of a Borrower or a Subsidiary.

                           6.11(d) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

                           6.11(e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

                           6.11(f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

                           6.11(g) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED THAT
         (i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by a Borrower or a Subsidiary in excess of those set forth by regulations promulgated by the Board, and (ii) such deposit account is not intended by such Borrower or any Subsidiary to provide collateral to the depository institution.

                           6.11(h) Liens incurred by any Subsidiary Bank in the ordinary course of business which are consistent with prudent banking practices.

                  Section 6.12 CONTINGENT LIABILITIES. No Borrower will, or will permit any Subsidiary to, be or become liable on any Contingent Obligations except (i) Contingent Obligations incurred by Subsidiary Banks in the ordinary course of business which are consistent with prudent banking practices and (ii) Contingent Obligations existing on the date of this Agreement and described on
Exhibit 6.12.

                  Section 6.13 NON-PERFORMING ASSETS/TOTAL LOANS AND OREO. PCC will not permit the ratio of its Subsidiaries' combined Non-Performing Assets to the sum of their combined Total Loans plus OREO to be more than three percent (3.00%).

                  Section 6.14 CONSOLIDATED NET WORTH. PCC will not permit its Consolidated Net Worth to be less than the lesser of (a) the sum of $50,000,000 (excluding preferred securities) plus fifty percent (50%) of Consolidated Net Income for each fiscal quarter ended on or after September 30, 1999, excluding the effect of any loss in any such fiscal quarter or (b) $70,000,000.

                  Section 6.15 CASH RETURN ON ASSETS. The Borrowers will not permit the Cash Return on Assets to be less than eight-tenths of one percent (0.80%) for any fiscal quarter beginning after June 30, 2000.

                   Section 6.16 TOTAL RISK-WEIGHTED CAPITAL RATIO. PCC will not permit the ratio (expressed as a percentage) of its Total Capital to its Total Risk-Weighted Assets to be less than eight percent (8.00%).

                  Section 6.17 LOAN LOSS RESERVES. The Borrowers shall not permit the ratio (expressed as a percentage) of the Loan Loss Reserves of PSB to its Non-Performing Assets to be less than 100% at any time.

                  Section 6.18 LOAN PROCEEDS. The Borrowers will not, and will not permit any Subsidiary to, use any part of the proceeds of any Revolving Loan or any Advances directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations U or X of the Board.

                  Section 6.19 LIMITATION ON INDEBTEDNESS AND PREFERRED STOCK. The Borrowers will not permit the sum of the aggregate principal amount of their Indebtedness (including, without limitation, Indebtedness under this Agreement and Subordinated Debt) plus the aggregate par value of their issued and outstanding preferred stock to exceed $25,573,000] at any time outstanding.

                  Section 6.20 LIMITATION ON EXPENSES OF PCC. PCC shall not incur aggregate expenses, exclusive of interest expense and expenses related to performance of its obligations under this Agreement or of PLLC under the PLLC Credit Agreement, in excess of $200,000 in any fiscal year.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

                  Section 7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:

                           7.1(a) The Borrowers shall fail to make when due whether by acceleration or otherwise, any payment of principal on the Revolving Note, or shall fail to make within seven (7) days of when due whether by acceleration or otherwise, any payment of interest on the Revolving Note, or shall fail to pay any other Obligation required to be made to the Bank pursuant to this Agreement.

                           7.1(b) Any representation or warranty made by or on behalf of the Borrowers or any Subsidiary in this Agreement or any other Borrower Loan Document or by or on behalf of the Borrowers or any Subsidiary in any certificate, statement, report or document herewith or hereafter furnished to the Bank pursuant to this Agreement or any other Borrower Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

                           7.1(c) The Borrowers shall fail to comply with Sections 5.2 or 5.3 hereof or any Section of Article VI hereof, or PCC shall fail to comply with Section 5.13 hereof.

                           7.1(d) The Borrowers shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for fifteen (15) calendar days after whichever of the following dates is the earliest:
         (i) the date the Borrower Representative gives notice of such failure to the Bank, (ii) the date the Borrower Representative should have given notice of such failure to the Bank pursuant to Section 5.1, or
         (iii) the date the Bank gives notice of such failure to the Borrower Representative.

                           7.1(e) An "Event of Default" (as defined therein) shall occur under the Pledge Agreement or the PLLC Pledge Agreement, or any default (however denominated or defined but subject to applicable grace and cure periods) shall occur under any other Security Document.

                           7.1(f) A Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of such Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for a Borrower or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 60 days, or a Borrower or a Subsidiary shall make an assignment for the benefit of creditors.

                           7.1(g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against either Borrowers or any Subsidiary, and, if instituted against a Borrower or any Subsidiary, shall have been consented to or acquiesced in by such Borrower or such Subsidiary, or shall remain undismissed for 60 days, or an order for relief shall have been entered against such Borrower or such Subsidiary.

                           7.1(h) Any dissolution or liquidation proceeding not permitted by Section 6.1 shall be instituted by or against a Borrower or a Subsidiary, and, if instituted against a Borrower or a Subsidiary, shall be consented to or acquiesced in by such Borrower or such Subsidiary or shall remain for 45 days undismissed.

                           7.1(i) A judgment or judgments for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against a Borrower or a Subsidiary and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 45 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

                           7.1(j) The maturity of any material Indebtedness of a Borrower (other than Indebtedness under this Agreement) or a Subsidiary shall be accelerated, or a Borrower or a Subsidiary shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness of a Borrower or a Subsidiary shall be deemed "material" if it exceeds $100,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 7.1(j) has occurred.

                           7.1(k) Any execution or attachment shall be issued whereby any substantial part of the property of a Borrower or a Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 60 days after the issuance thereof.

                           7.1(l) Any Security Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by a Borrower, or the Bank shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of the Bank if any of the foregoing shall remain unremedied for ten days or more after receipt of notice thereof by the Borrower Representative from the Bank.

                           7.1(m) A Borrower shall deny in writing that it has any further liability under any Borrower Loan Document.

                           7.1(n) A Borrower or a Bank Subsidiary shall become
subject to any Regulatory Action.

                           7.1(o) Any Change of Control shall occur.

                           7.1(p) An "Event of Default" (as defined therein)
shall occur under the PLLC Credit Agreement.

                  Section 7.2 REMEDIES. If (a) any Event of Default described in Sections 7.1(f), (g) or (h) shall occur with respect to a Borrower, the Revolving Commitment shall automatically terminate and the Revolving Note and all other Obligations shall automatically become immediately due and payable; or
(b) any other Event of Default shall occur and be continuing, then the Bank may take any of the following actions: (i) declare the Revolving Commitment terminated, whereupon the Revolving Commitment shall terminate and (ii) declare the outstanding unpaid principal balance of the Revolving Note, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Revolving Note, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Revolving Note to the contrary notwithstanding. Upon the occurrence of any of the events described in clause (a) of the preceding sentence, or upon the occurrence of any of the events described in clause (b) of the preceding sentence the Bank may exercise all rights and remedies under any of the Borrower Loan Documents, and enforce all rights and remedies under any applicable law.

                  Section 7.3 SETOFF. In addition to the remedies set forth in
Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, each Borrower hereby irrevocably authorizes the Bank to set off any Obligations owed to the Bank against all deposits and credits of such Borrower with, and any and all claims of such Borrower against, the Bank. Such right shall exist whether or not the Bank shall have made any demand hereunder or under any other Borrower Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of a Borrower is or are matured or unmeasured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Bank. The Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the Borrower

Representative of its exercise of such setoff right; provided, however, that the failure of the Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Bank to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 MODIFICATIONS. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrowers; provided that no amendment, modification or waiver of any provision of this Agreement or any other Borrower Loan Document or consent to any departure therefrom by the Borrowers or other party thereto shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  Section 8.2 EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Borrowers agree to reimburse the Bank within ten (10) days of demand for all reasonable out-of-pocket expenses paid or incurred by the Bank (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Bank) in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification and interpretation of this Agreement and the other Borrower Loan Documents and any commitment letters relating thereto. The Borrowers shall also reimburse the Bank within ten (10) days of demand for all reasonable out-of-pocket expenses (including expenses of legal counsel) paid or incurred by the Bank in connection with the collection and enforcement of this Agreement and any other Borrower Loan Document. The obligations of the Borrowers under this Section shall survive any termination of this Agreement.

                  Section 8.3 WAIVERS, ETC. No failure on the part of the Bank or the holder of the Revolving Note to exercise and no delay in exercising any power or right hereunder or under any other Borrower Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Borrower Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

                  Section 8.4 NOTICES. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Bank under Article II hereof shall be deemed to have been given only when received by the Bank.

                  Section 8.5 TAXES. The Borrowers agree to pay, and save the Bank harmless from all liability for, any stamp or other similar taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Revolving Note, which obligation of the Borrowers shall survive the termination of this Agreement.

                  Section 8.6 SUCCESSORS AND ASSIGNS; DISPOSITION OF LOANS; TRANSFEREES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that a Borrower may not assign its rights or delegate its obligations hereunder or under any other Borrower Loan Document without the prior written consent of the Bank. The Bank may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Revolving Commitment, the Revolving Loans and/or Advances (each such interest so disposed of being herein called a "Transferred Interest") to banks or other financial institutions ("Transferees"). The Borrowers agree that each Transferee shall be entitled to the benefits of Sections 2.15, 2.16, 2.17, 2.18, 2.19, 2.20, 2.21 and 8.2 with respect to its Transferred Interest and that each Transferee may exercise any and all rights of banker's Lien, setoff and counterclaim as if such Transferee were a direct lender to the Borrowers. If the Bank makes any assignment to a Transferee, then upon notice to the Borrower Representative such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a "Bank" hereunder and shall have all the rights and obligations of the Bank hereunder to the extent of its Transferred Interest and the Bank shall be released from its duties and obligations under this Agreement to the extent of such assignment. Notwithstanding the sale by the Bank of any participation hereunder, no participant shall be deemed to be or have the rights and obligations of the Bank hereunder except that any participant shall have a right of setoff under Section 7.3 as if it were the Bank and the amount of its participation were owing directly to such participant by the Borrowers.

                  Section 8.7 CONFIDENTIALITY OF INFORMATION. The Bank shall use reasonable efforts to assure that information about the Borrowers and their operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Bank pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Bank and the Borrowers and shall not be divulged to any Person other than the Bank's Affiliates and the respective officers, directors, employees and agents of the Bank and its Affiliates, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Bank hereunder and under the Revolving Note and the Security Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Bank or by any applicable law, rule, regulation or judicial process, the opinion of the Bank's counsel concerning the making of such disclosure to be binding on the parties hereto. The Bank shall not incur any liability to the Borrowers by reason of any disclosure permitted by this Section 8.7.

                  Section 8.8 GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE REVOLVING NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Borrower Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Borrower Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Borrower Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

                  Section 8.9 CONSENT TO JURISDICTION. AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE OTHER BORROWER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY OR RAMSEY COUNTY; AND THE BORROWERS CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVE ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THAT A BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

                  Section 8.10 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER BORROWER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  Section 8.11 SURVIVAL OF AGREEMENT. All representations, warranties, covenants and agreements made by the Borrowers herein or in the other Borrower Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Borrower Loan Document shall be deemed to have been relied upon by the Bank and shall survive the making of the Revolving Loans by the Bank and the execution and delivery to the Bank by the Borrowers of the Revolving Note, regardless of any investigation made by or on behalf of the Bank, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Revolving Commitment has not been terminated; provided, however, that the obligations of the Borrowers under Section 8.2, 8.5 and 8.12 shall survive payment in full of the Obligations and the termination of the Revolving Commitment.

                  Section 8.12 INDEMNIFICATION. Each Borrower hereby agrees to defend, protect, indemnify and hold harmless the Bank and its Affiliates and the directors, officers, employees, attorneys and agents of the Bank and its Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

                           (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Borrower Loan Document, any commitments relating thereto, or any transaction contemplated by any Borrower Loan Document; or

                           (b) by reason of, relating to or in connection with any credit extended or used under the Borrower Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Bank by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrowers shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

                  This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the latest of the Revolving Maturity or the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrowers may otherwise have. Without prejudice to the survival of any other


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obligation of the Borrowers hereunder the indemnities and obligations of the
Borrowers contained in this Section shall survive the payment in full of the other Obligations.

                  Section 8.13 CAPTIONS. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

                  Section 8.14 ENTIRE AGREEMENT. This Agreement and the other Borrower Loan Documents embody the entire agreement and understanding between the Borrowers and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Borrower Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

                  Section 8.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  Section 8.16 BORROWER ACKNOWLEDGMENTS. Each Borrower hereby acknowledges that (a) the Bank has no fiduciary relationship to such Borrower, the relationship being solely that of debtor and creditor, (b) no joint venture exists between such Borrower and the Bank, and (c) the Bank undertakes no responsibility to such Borrower to review or inform such Borrower of any matter in connection with any phase of the business or operations of such Borrower and such Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, such Borrower by the Bank is for the protection of the Bank and neither such Borrower nor any third party is entitled to rely thereon.

                  Section 8.17 BORROWERS' OBLIGATIONS JOINT AND SEVERAL. Each Borrower shall be jointly and severally liable for the Obligations arising in connection with Revolving Loans made to it and the Obligations arising in connection with Revolving Loans made to the other Borrower; PROVIDED, HOWEVER, that if it is at any time determined that any Borrower is liable as guarantor (and not as co-obligor or co-borrower) with respect to such Obligations arising in connection with Revolving Loans made to another Borrower (the "Guaranteed Obligations"), each Borrower hereby agrees to the terms set forth on Exhibit
8.17 hereto with respect to the Guaranteed Obligations.

                  Section 8.18. NON-RECOURSE AS TO CERTAIN PERSONS. No present or future member, manager, officer, advisor, employee, participant or agent of or in a Borrower or any entity now or hereafter having a direct or indirect ownership interest in a Borrower (collectively, the "Non-Recourse Parties") shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any of the other Borrower Loan Documents, and the Bank and its successors and assigns and, without limitation, all other persons or entities, shall look solely to the Borrowers, the Borrowers' assets and the collateral under the Security Documents for the payment of any claim or for any performance, and the Bank hereby waives any and all such personal liability of the Non-Recourse Parties. The limitations of liability provided in this Section 8.18 are in addition to and not in limitation of, any limitation on liability applicable to the Non-Recourse Parties provided by law or by any other contract, agreement or instrument. The foregoing shall apply to any negligent act or omission of any kind by any such Non-Recourse Party, PROVIDED, HOWEVER that any Non-Recourse Party shall be liable for its own individual gross negligence or willful misconduct.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                CALIFORNIA COMMUNITY BANCSHARES, INC.



                                By   /s/ Ronald W. Bachli
                                  -----------------------------------------
                                     Ronald W. Bachli
                                     President and Chief Executive Officer

                                PLACER CAPITAL CO.



                                By   /s/ Ronald W. Bachli
                                  -----------------------------------------
                                    Ronald W. Bachli
                                    President and Chief Executive Officer

                                Address for Borrowers:
                                California Community Bancshares, Inc.
                                One Maritime Plaza, Suite 825
                                San Francisco, CA   94111
                                Attention: J. Thomas Byrom
                                Chief Financial Officer
                                Telephone: (415) 434-1236
                                Fax: (415) 434-9918

                                U.S. BANK NATIONAL ASSOCIATION


                                By   /s/ Greg Wilson
                                  -----------------------------------------
                                Title   Assistant Vice President
                                     --------------------------------------
                                Address:
                                U.S. Bank Place
                                601 Second Avenue South
                                Minneapolis, MN 55402-4302
                                Attention: Jose A. Peris
                                Telephone: (612) 973-0551
                                Fax: (612) 973-0832

             [SIGNATURE PAGE TO PLACER CAPITAL CO. CREDIT AGREEMENT]


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